UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2005

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-13783	76-054220
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

1800 West Loop South
Suite 500
Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 7, 2005, Integrated Electrical Services, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) among the Company, Ace/Putzel Electric, Inc., a wholly-owned subsidiary of the Company (“Ace/Putzel), Ace Electric, Inc. (“Buyer”) and Thomas E. Stalvey, Sr., as guarantor, providing for the sale of substantially all of the assets of Ace/Putzel to Buyer for a purchase price of $3,494,000, subject to adjustment. In determining the sales price for the disposed of assets and liabilities, the Company evaluated past performance, expected future performance, management issues, bonding requirements, market forecasts and the carrying value of such assets and liabilities and received a fairness opinion from an independent consulting and investment banking firm in support of this determination. The transactions contemplated by the Asset Purchase Agreement were consummated on January 10, 2005. Mr. Stalvey, who is the brother of Mr. Robert Stalvey, Senior Vice President, East Operations of the Company, was the president of Ace/Putzel prior to the sale and is the president and owner of Buyer. A press release announcing the closing of this transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

10.1	Asset Purchase Agreement, dated January 7, 2005

99.1	Press Release, dated January 11, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

By:	/s/ David A. Miller
David A. Miller Senior Vice President and Chief Financial Officer

Dated: January 12, 2005